FOR IMMEDIATE RELEASE
DATE: October 14, 2020

XENIA HOTELS & RESORTS PROVIDES BUSINESS UPDATE

Orlando, FL - October 14, 2020 - Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today provided an update on its recently amended credit facilities, hotel operations, and liquidity.

Corporate Credit Facility Amendments

On October 14, 2020, the Company entered into further amendments on the Company's corporate credit facilities (the "October CCF Amendments"). The effectiveness of the October CCF Amendments is subject to certain conditions, including the prepayment in full of the Company's two term loans maturing in 2022 and the receipt of $95 million of net proceeds from specified transactions, which may include asset sales, debt or equity offerings, or other capital markets activity.

Key terms of the October CCF Amendments include the following:
•Increased commitments under the revolving credit facility by $23 million to $523 million through February 2022, after which the total commitments will decrease to $450 million through February 2024. This reflects a two year extension of the maturity date
•Extension of the waiver period for the testing of the financial covenants through year end 2021 and extending the modification of certain financial covenants, once quarterly testing resumes, through the first quarter of 2023
•Modification of the application of mandatory prepayments. The amendments require the Company, in the event that the revolving credit facility outstanding balance is less than $350 million, to apply 50% of net proceeds raised through various activities, including debt issuances, equity issuances, and dispositions, to repay its revolving credit facility, with the balance of the proceeds retained by the Company. If the revolving credit facility outstanding balance is greater than $350 million, there is no change to the application of mandatory prepayments
•Extension of the minimum liquidity covenant through the second quarter of 2022

Operating Update

Currently, 37 of the Company's 38 hotels and resorts are open and operating. The Company is continuing to evaluate the timing of recommencement of operations at Hyatt Regency Portland at the Oregon Convention Center.

The following table provides operating information for the Company’s portfolio during the third quarter. This information includes the days the hotels and resorts were open and operating during the periods presented, categorized by timing of recommencement of operations.

	July 2020	August 2020	September(1) 2020	Third Quarter(1) 2020
			PRELIMINARY	PRELIMINARY
8 Hotels that Did Not Suspend Operations (2)
Number of Hotels	8	8	8	8
Number of Rooms	1,345	1,345	1,345	1,345
Occupancy	30.0%	35.6%	37.9%	34.5%
Average Daily Rate	$157.14	$165.97	$170.00	$165.00
RevPAR	$47.39	$59.07	$64.40	$56.87

5 Hotels that Recommenced Operations in May
Number of Hotels	5	5	5	5
Number of Rooms	495	495	495	495
Occupancy	47.7%	48.4%	55.1%	50.4%
Average Daily Rate	$203.52	$205.16	$220.86	$210.24
RevPAR	$97.11	$99.27	$121.78	$105.88

13 Hotels that Recommenced Operations in June
Number of Hotels	13	13	13	13
Number of Rooms	5,049	5,049	5,049	5,049
Occupancy	22.5%	27.2%	31.4%	27.0%
Average Daily Rate	$162.03	$161.38	$155.69	$159.40
RevPAR	$36.51	$43.90	$48.91	$43.05

9 Hotels that Recommenced Operations in July
Number of Hotels	9	9	9	9
Number of Rooms	2,455	2,455	2,455	2,455
Occupancy	15.9%	28.0%	26.5%	24.3%
Average Daily Rate	$193.49	$175.57	$186.54	$182.92
RevPAR	$30.73	$49.17	$49.36	$44.53

All Properties Operating during Some or All of the Third Quarter (3)
Number of Hotels	35	35	37	37
Number of Rooms	9,344	9,344	10,176	10,176
Occupancy	23.9%	29.7%	31.6%	28.5%
Average Daily Rate	$170.04	$169.45	$169.45	$169.60
RevPAR	$40.61	$50.40	$53.50	$48.41

1.Operating information is based on preliminary estimates and is subject to change as the Company completes its quarterly closing. These preliminary estimates should not be viewed as a substitute for full interim financial statements for the third quarter prepared in accordance with GAAP. Final results for the third quarter could differ materially from these preliminary estimates. See the disclosure with respect to forward-looking statements below.
2.One hotel temporarily suspended operations from June 2, 2020 to June 15, 2020 due to property damage sustained during protests in the market.
3.Includes operating information for two properties that recommenced operations in September 2020. Also, includes operating information for Residence Inn Boston Cambridge, which was sold on October 1, 2020.

Liquidity Update

The Company applied a portion of net proceeds from its recent sale of Residence Inn Boston Cambridge to partially repay its revolving credit facility and its two term loans maturing in 2022. Proceeds from a proposed debt financing, along with cash available on the Company's balance sheet, will be applied to pay off its two term loans maturing in 2022 in full and pay off the $51 million mortgage loan secured by Marriott Dallas Downtown. As a result, the Company will have addressed all near-term debt maturities with its next debt maturity occurring in 2023.

Pro forma for the proposed debt financing and subsequent debt payoff, the Company will have approximately $450 million of liquidity inclusive of unrestricted cash and availability on its revolving credit facility. This does not include net proceeds from the sale of Marriott Napa Valley Hotel & Spa which is anticipated to close before the end of October.

Additionally, the Company has revised its estimate of average monthly recurring cash expenses to reflect the recommencement of operations at its properties as follows:

($ in millions)	Current Estimate Reflecting 37 Open and Operating Hotels(1)

Hotel operations	$4.0
Real estate taxes, personal property taxes and insurance	5.0
General and administrative expenses, cash	1.5
Monthly recurring cash expenses	$10.5
Debt service	6.0
Average monthly recurring cash expenses including debt service	$16.5

1.Numbers are rounded. Reflects combination of actuals and accruals for certain items

About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts, with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 38 hotels comprising 11,024 rooms across 16 states. Xenia’s hotels are in the luxury and upper upscale segments, and operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, and Hilton, as well as leading independent management companies including The Kessler Collection and Sage Hospitality. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended . You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the status and outcome of certain asset sale transactions, the status of suspension of operations at our hotel properties, the anticipated impact of the COVID-19 pandemic on travel, transient and group demand, the anticipated impact of such pandemic on our results of operations, and the resulting amount of cancellation and attrition fees and cost-containment efforts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic, including on the demand for travel, transient and group business (including, but not limited to, government-imposed travel or meeting restrictions), and levels of consumer confidence in the safety of travel as a result of the pandemic; the length of the COVID-19 pandemic and severity of such pandemic in the United States; the pace of economic recovery and the recovering of consumer confidence following the COVID-19 pandemic; our ability to implement cost-containment strategies; the adverse effects of the COVID-19 pandemic on our business or the market price of our securities; and our ability to service, restructure or refinance our debt; our ability to be in compliance with our debt covenants; our ability to access capital on acceptable terms or at all and uncertainty in both the debt and equity capital markets; and the outcome of legal proceedings or other disputes. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and its Current Reports on Form 8-K. Except as required by law, the Company does not undertake, and hereby disclaims, any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Contact:
Lisa Ramey, Vice President - Finance, Xenia Hotels & Resorts, (407) 246-8111.

For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.
###
3